
<ARTICLE> 5
<MULTIPLIER> 1000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          JAN-29-1999
<PERIOD-END>                               MAY-01-1998
<CASH>                                         623,406
<SECURITIES>                                    27,781
<RECEIVABLES>                                  150,219
<ALLOWANCES>                                         0
<INVENTORY>                                  2,033,143
<CURRENT-ASSETS>                             2,921,763
<PP&E>                                       3,097,253
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               6,115,863
<CURRENT-LIABILITIES>                        1,949,731
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       175,728<F1>
<OTHER-SE>                                   2,537,024<F1>
<TOTAL-LIABILITY-AND-EQUITY>                 6,115,863
<SALES>                                      2,899,540
<TOTAL-REVENUES>                             2,899,540
<CGS>                                        2,139,502
<TOTAL-COSTS>                                2,139,502
<OTHER-EXPENSES>                               592,170
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              19,663
<INCOME-PRETAX>                                148,205
<INCOME-TAX>                                    53,740
<INCOME-CONTINUING>                             94,465
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    94,465
<EPS-PRIMARY>                                      .27<F1>
<EPS-DILUTED>                                      .27<F1>

<F1>On May 29, 1998, the Board of directors declared a two-for-one stock split on the Company's common stock. One additional share will be issued on June 26, 1998 for each share held by shareholders of record on June 12, 1998. Par value will remain unchanged at $.50 and approximately $87.9 million will be transferred to common stock from capital in excess of par as of the record date. The accompanying Consolidated Financial Statements, including per share data, have been adjusted to reflect the effect of the stock split.

Prior Financial Data Schedules have not been restated for this recapitalization.

